Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Hebei Hongtu Auto Parts Co., Ltd

We have audited the accompanying balance sheets of Hebei Hongtu Auto Parts Co., Ltd as of December 31, 2010 and 2009, and the related statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended. The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hebei Hongtu Auto Parts Co., Ltd as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/Morison Cogen LLP

Bala Cynwyd, Pennsylvania
August 1, 2011

HEBEI HONGTU AUTO PARTS CO., LTD
BALANCE SHEETS
DECEMBER 31, 2010  AND 2009

	2010	2009
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$107,513	$243,217
Restricted cash	105,697	-
Accounts receivable, net	3,423,724	490,189
Bills receivable	739,230	439,354
Advance to suppliers	329,924	199,933
Prepaid expenses	-	29,290
Inventory, net	2,881,327	1,737,406

Total current assets	7,587,415	3,139,389

NONCURRENT ASSETS
Property and equipment, net	1,684,347	1,254,252
Prepayment for fixed assets	270,653	55,652

Total noncurrent assets	1,955,000	1,309,904

TOTAL ASSETS	$9,542,415	$4,449,293

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,756,560	$1,068,146
Bills payable	105,697	-
Accrued liabilities and other payables	324,934	241,401
Income tax payable	982,804	388,664
Taxes payable	241,078	127,452
Short term loans	2,446,132	-

Total current liabilities	5,857,205	1,825,663

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Paid in capital	1,462,865	1,462,865
Statutory reserve	318,897	119,601
Accumulated other comprehensive income	104,178	1,511
Retained earnings	1,799,270	1,039,653

Total stockholders' equity	3,685,210	2,623,630

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,542,415	$4,449,293

The accompanying notes are an integral part of these financial statements

99.1 - 1

HEBEI HONGTU AUTO PARTS CO., LTD
 STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Net sales	$18,285,199	$6,146,329

Cost of goods sold	14,529,113	4,278,164

Gross profit	3,756,086	1,868,165

Operating expenses
Selling expenses	639,520	116,522
General and administrative expenses	217,522	86,700

Total operating expenses	857,042	203,222

Income from operations	2,899,044	1,664,943

Non-operating income (expenses)
Interest expense	(311,095)	(70,172)
Other income (expenses)	69,335	(91)

Total non-operating expenses	(241,760)	(70,263)

Income before income tax	2,657,284	1,594,680

Income tax expense	664,321	398,670

Net income	$1,992,963	$1,196,010

Other comprehensive income
Foreign currency translation	102,667	1,827

Comprehensive income	$2,095,630	$1,197,837

The accompanying notes are an integral part of these financial statements

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HEBEI HONGTU AUTO PARTS CO., LTD
 STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,992,963	$1,196,010
Adjustments to reconcile net income to net cash
(Used in) provided by operating activities:
Depreciation and amortization	155,815	79,165
Bad debt provision	14,380	2,433
Inventory write down	133,607	-
Decrease (increase) in current asset:
Accounts receivable	(2,869,419)	(492,421)
Prepaid expenses	29,544	43,917
Bills receivable	(280,035)	(439,174)
Bills payable	103,405	-
Restricted cash	(103,405)	-
Inventory	(1,199,980)	(1,736,694)
Advance to suppliers	(121,103)	(199,851)
Increase (decrease) in current liabilities:
Accounts payable	641,060	1,067,708
Accrued liabilities and other payables	74,394	241,301
Income tax payable	569,457	388,505
Taxes payable	107,293	127,440

Net cash (used in) provided by operating activities	(752,024)	278,339

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepayment for purchase of fixed assets	(264,279)	(55,629)
Acquisition of property & equipment	(482,880)	(617,151)

Net cash used in investing activities	(747,159)	(672,780)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans	2,393,087	-
Dividend paid	(1,034,050)	-

Net cash provided by financing activities	1,359,037	-

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	4,442	436

NET DECREASE IN CASH & CASH EQUIVALENTS	(135,704)	(394,005)

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	243,217	637,222

CASH & CASH EQUIVALENTS, END OF YEAR	$107,513	$243,217

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$311,094	$71,275
Cash paid for income tax	$75,881	$7,238

Supplemental disclosure of non-cash investing activities:
Transfer from Prepayment for fixed assets to property and equipment	$55,629	$-

The accompanying notes are an integral part of these financial statements

99.1 - 3

HEBEI HONGTU AUTO PARTS CO., LTD
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Paid in capital	Statutory reserves	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Total stockholders' equity

Balance January 1, 2009	$1,462,865	$-	$(36,756)	$(316)	$1,425,793

Net income for the year	-	-	1,196,010	-	1,196,010

Transfer to statutory reserves	-	119,601	(119,601)	-	-

Foreign currency translation gain	-	-	-	1,827	1,827

Balance December 31, 2009	1,462,865	119,601	1,039,653	1,511	2,623,630

Net income for the year	-	-	1,992,963	-	1,992,963

Transfer to statutory reserves	-	199,296	(199,296)	-	-

Dividend paid	-	-	(1,034,050)	-	(1,034,050)

Foreign currency translation gain	-	-	-	102,667	102,667

Balance December 31, 2010	$1,462,865	$318,897	$1,799,270	$104,178	$3,685,210

The accompanying notes are an integral part of these financial statements

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HEBEI HONGTU AUTO PARTS CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Hebei Hongtu Auto Parts Co., Ltd (“Hongtu”) or the “Company” was incorporated in Hebei Province, People’s Republic of China during September 2008. Hongtu manufactures rubber gaskets and sealants for the Chinese automobile industry, including products for automobile windows, doors, baggage covers and engines. Hongtu has manufacturing facilities located in Qinghe County, Xingtai City, Hebei Province, China.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with United States (“US”) generally accepted accounting principles (“US GAAP”).  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements were translated and presented in US Dollars (“$”).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.

Significant estimates, required by management, include the recoverability of long-lived assets, valuation of receivables and the valuation of inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The Company had allowance of $17,208 and $2,434 at December 31, 2010 and 2009, respectively.

Inventories

Inventories are valued at lower of cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower. Costs include direct material, direct labor and applicable manufacturing overhead.

99.1 - 5

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with estimated lives of 3-10 years with salvage value of 5%.

Production Equipment	10 years
Vehicles	5 years
Office Equipment	3 years

Income Taxes

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes on January 1, 2007. As a result of the implementation of FASB ASC Topic 740, the Company made a comprehensive review of its tax positions in accordance with recognition standards established by FASB ASC Topic 740 and the Company recognized no material adjustments to liabilities or stockholders’ equity. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At December 31, 2010 and 2009, the Company did not take any uncertain positions that necessitated recording of tax related liability. All tax years may be subjected to examination.

Revenue Recognition

The Company's revenue recognition policies are in compliance with FASB ASC Topic 605. Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”). All of the Company’s products sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead that are directly attributable to the production of the products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

99.1 - 6

 Shipping and Handling Costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended December 31, 2010 and 2009, shipping and handling costs were $507,869 and $97,160, respectively.

Research and Development

Research and development costs are related primarily to the testing of new materials in development stage. Research and development costs are recognized in general and administrative expenses and expensed as incurred.  For the years ended December 31, 2010 and 2009, research and development expenses were $45,498 and $0, respectively.

Concentration of Credit Risk

Cash includes cash on hand and demand deposits in accounts maintained within the PRC. The Company’s financial institutions in China are reputable banks and majority owned by the Chinese government. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Impairment of Long-lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, during the years ended December 31, 2010 and 2009, there were no significant impairment of its long lived assets.

Environmental Costs and Liabilities

Liabilities related to environmental compliance and future remedial costs are recorded when the compliance or remedial efforts are probable and the costs can be reasonably estimated. The PRC adopted environmental laws and regulations that affect the operations of the auto industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at the present time, and could be material. Under existing legislation, however, Company’s management believes that there are no probable liabilities that will have a material adverse effect on the financial condition of the Company.

99.1 - 7

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Earnings per Share

The Company is a limited company (“LLC”) formed under the laws of the PRC. Like LLCs in the US, limited companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, per share data is not presented.

Fair Value of Financial Instruments

The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, receivables, accounts payable and bills payable, approximate carrying value due to the short-term maturity of the instruments.  The carrying value of short term loans approximates fair value since the interest rate associated with the debt approximates the current market interest rate.

Foreign Currency Translation and Comprehensive Income

For financial reporting purposes, RMB were translated into US dollars (“USD”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in net income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after either balance sheet dates.

The Company follows FASB ASC Topic 220 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for 2010 and 2009 included net income and foreign currency translation adjustments.

Fair Value Measurements

On January 1, 2008, the Company adopted FASB ASC Topic 820, “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2010 and 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

99.1 - 8

Segment Reporting

FASB ASC Topic 280, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

FASB ASC Topic 280 had no effect on the Company's financial statements as all of the Company's operations are conducted in one industry segment.  All of the Company's assets are located in the PRC.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2010, FASB issued ASU No. 2010-28, Intangibles – Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this Update affect all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The amendments in this Update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. Upon adoption of the amendments, any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of an adoption. Any goodwill impairments occurring after the initial adoption of the amendments should be included in earnings. This standard will be adopted effective January 1, 2011.

In December 2010, FASB issued ASU No. 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this Update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company intends to adopt the disclosure requirements for any business combinations in 2011.

As of December 31, 2010, there are no other recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

Recently Adopted Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this standard did not have a material effect on the Company’s financial statements.

99.1 - 9

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310). This update requires new disclosures and enhances current disclosures about the allowance for credit losses and the credit quality of financing receivables. However, the following receivables are excluded from the scope of this amendment; receivables measured at fair value with changes included in earnings and receivables measured at lower of cost or market and trade receivables with contractual maturities of one year or less that arose from the sale of goods or services. This standard is effective for interim and annual periods ending on or after December 15, 2010. The Company adopted the disclosure requirements for the year ended December 31, 2010.

3. INVENTORY

Inventories at December 31, 2010 and 2009 were as follows:

	2010	2009
Raw materials	$123,027	$396,112
Work in process	409,835	109,404
Finished goods	2,348,465	1,231,890
Total, net	$2,881,327	$1,737,406

4. ADVANCE TO SUPPLIERS

Advance to suppliers represented prepayment to suppliers for raw material purchase.  The advance to suppliers at December 31, 2010 and 2009 was $329,924 and $199,933, respectively.

5. BILLS RECEIVABLE

The Company sold goods to its customers and received Commercial Notes (Bank Acceptances) from them in lieu of the payments for accounts receivable.  The Company may discount the Notes with the bank or endorse the Notes to vendors, which could be for payment of their own obligations or to get cash from the third parties.  The Commercial Notes have a maturity of six months or less from the date of issuance.  At December 31, 2010 and 2009, the Company had bills receivable of $739,230 and $439,354, respectively. The discount on the Notes for the years ended December 31, 2010 and 2009 was $229,883 and $70,172 and was included in interest expense.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2010 and 2009:

	2010	2009
Equipment and machinery	$1,915,245	$1,343,596
Office equipment	20,334	7,236
Vehicle	7,614	-
Subtotal	1,943,193	1,350,832
Less: accumulated depreciation	(258,846)	(96,580)
Total, net	$1,684,347	$1,254,252

For the years ended December 31, 2010 and 2009, the depreciation expense was $155,815 and $79,165, respectively.

99.1 - 10

7. CONCENTRATION

The Company purchased products from one major vendor during 2010 which accounted for 35% of total purchases. Accounts payable to this vendor was $534,038 as of December 31, 2010.  The Company had two major vendors during 2009 with each vendor accounting for 12% and 10% of total purchases, respectively.  Accounts payable to these vendors was $0 as of December 31, 2009.

The Company sold its products to two major customers during 2010 with each customer accounting for 67% and 23% of total sales, respectively. Accounts receivable from these customers was $2,867,837 as of December 31, 2010.  The Company sold its products to one major customer during 2009 accounted for 91% of total sales. Accounts receivable from this customer was $92,888 as of December 31, 2009.  This concentration could make the Company vulnerable to a near-term adverse impact, should the relationships be terminated.

8. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2010 and 2009:

	2010	2009
VAT payable	$$233,197	$$123,317
Other	7,881	4,135
Total	$241,078	$127,452

9. RESTRICTED CASH AND BILLS PAYABLE

Restricted cash at December 31, 2010 and 2009 represented $105,697 and $0 held in the bank as collateral for the bank to issue the same amount of bank acceptances as bills payable.  The Company endorses the bank acceptances to vendors as payment of their own obligations.  The Bank acceptances have maturities six months or less from the date of issuance.  At December 31, 2010 and 2009, the Company had bills payable of $105,697 and $0, respectively.

10. SHORT TERM LOANS

The Company was obligated for the following short-term loans at December 31, 2010 and 2009:

	2010	2009
From a commercial bank in the PRC for RMB 7,200,000, entered into on June 1, 2010 with maturity on June 1, 2011. The loans bore interest at 5.31% per annum. The loan was pledged with property and land use right of a third party who was a supplier of the Company, and was used for working capital. The loan was paid in full in the first quarter of 2011.	$1,087,170	$-

On October 8, 2010, the Company obtained a loan from a commercial bank in PRC for RMB 9,000,000 with maturity on October 7, 2011. The loan bore interest at 6.372% per annum. The loan was pledged with property and land use right of a third party who was a supplier of the Company, and used for material purchase. The loan was paid in full in July 2011.	1,358,962	-
Total	$2,446,132	$-

99.1 - 11

11. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, and was subject to tax at a statutory rate of 25% for 2010 and 2009 on income reported in the statutory financial statements after appropriated tax adjustments.

As of December 31, 2010 and 2009, there were no significant temporary difference and therefore no deferred income taxes.  Therefore for the years ended December 31, 2010 and 2009, the statutory rate and the effective tax rate were the same.

12. DIVIDEND

The Company paid its shareholders RMB 6 million ($886,328) dividend in April 2010 and RMB 1 million ($147,722) in December 2010.

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The Company had $318,897 and $119,601 in this reserve at December 31, 2010 and 2009.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issuance is not less than 25% of the registered capital.

Common Welfare Fund

The common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The Company did not participate in this voluntary fund.

14. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

99.1 - 12

15. COMMITMENTS

Capital Commitment

The Company entered several contracts for purchasing machinery and obtaining professional designing service for the factory construction project. The total amount of the contracts was $428,828 (RMB 2,840,000). As of December 31, 2010, the Company was committed to pay $198,711 (RMB 1,316,000) according to these contracts.

16. SUBSEQUENT EVENTS

On May 18, 2011, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with ORB Automotive Corporation (“ORB”), a Cayman Islands exempted company, for ORB to acquire 100% of the equity interest in Hongtu from Hongtu’s shareholders. The acquisition was completed on May 20, 2011.  Pursuant to the terms of the Stock Purchase Agreement among the parties, all of the issued and outstanding shares of Hongtu were exchanged for 3.7 million ordinary shares of ORB.  The Stock Purchase Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements.

As a result of the consummation of the transactions contemplated by the Stock Purchase Agreement, Hongtu become a direct subsidiary of one of ORB’s Chinese subsidiaries, ShenZhen ORB-Fortune New-Material Co., Ltd. Prior to the closing of the transaction, there were no material relationships between the Company and ORB or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Stock Purchase Agreement.

The purchase of Hongtu will be accounted for as a business combination under ASC Topic 805, “Business Combinations”.

On April 14, 2011, the Company entered a loan agreement with a commercial bank in the PRC for RMB 10,000,000, with maturity on April 14, 2012. The loans bore interest at 9.15% per annum. The loan was pledged with property and land use right of a third party who was a supplier of the Company, and the loan was used for working capital.

 FASB ASC 855-10 establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events have been evaluated through August 1, 2011, the date that the financial statements were available to be issued.

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